MEMORANDUM OF UNDERSTANDING

KNOW BY ALL MEN BY THESE PRESENTS:

This memorandum of understanding ("MOU") made and entered into by and between:

Essential Environmental Products (International) Limited
7865 Edmonds Street, Burnaby, British Columbia, Canada, V3N 1B9

hereinafter referred to as "EEPI"

and

Orientrends, Inc.
a corporation organized and existing under the laws of Philippines, with principal office address at 112 H.V. dela Costa St., Salcedo Village, Makati City, represented in this act by Mr. Raul F. Bautista hereinafter referred to as the "ORIENTRENDS"

WITNESSETH:

Whereas, EEPI has acquired the distribution rights for Ultimate ME2 product that has been specifically formulated for fuel enhancement catalysts for heavy duty diesel internal combustion engines, turbines, locomotives, open combustion furnaces and boilers, power generating and marine diesel engines, hereinafter called the "Product".

Whereas, it is desirable and necessary that the parties herein define and adopt certain agreements that will govern their business relationships.

NOW THEREFORE, for and inconsideration of the foregoing premises and of the reciprocal covenants and undertakings of the parties herein contained, the parties hereby agree and stipulate as follows:

1.	EEPI owns the worldwide distribution rights and network marketing rights with respect to fuel additive called "Ultimate ME2".

2.	EEPI has assigned the transshipment and distribution in the Philippines of the Product to Orientrends, Inc.

3.	The pricing or transfer pricing scheme of the product from EEPI to Orientrends, Inc. should be as follows:

The base price per bottle of Ultimate ME2 shall be of $44.50. Such base price shall be allocated/distributed:

Referral fee for the entity in charge	$3.00 per bottle
Additional commissions	$7.00
Cost	$10.00
Surplus	$24.50

4.	The Surplus or net profit of $24.50 shall be divided equally between EEPI and Orientrends Inc.

5.	For sales of Ultimate ME2 that transpired under Mr. Roberto Valdez, the parties hereby agree to allocate the referral and commissions as follows:

Referral fee for the entity in charge	$3.00 per bottle
Additional commissions	$5.00
EEPI	$2.00*
*for the purpose of balancing the binary payouts that will result from Marci Steadman's activities.

6.
All transaction shall be done in good faith. No waiver, amendment, or modification of this agreement shall be effective unless and until made in writing and signed by all parties hereto. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppels of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

7.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

8.
Each part hereto shall cooperate with the other party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

9.
The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

10.
This Agreement (including the exhibits and schedules hereto, each of which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, or implied between the parties hereto concerning the subject matter of this Agreement. It is also agreed and understood that if any part of this Agreement is deemed unenforceable, all other parts of this agreement.

IN WITNESS WHEREOF, the PARTIES have hereunto set their hands this 31st day of October 2007 at Makati City.

Essential Environmental Products
(International) Limited

By: /s/ Dori O'Neill

Orientrends Inc.

By: /s/ Raul F. Bautista